UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 30, 2008

Don Marcos Trading Co. (Exact name of registrant as specified in its chapter)

Florida (State or other jurisdiction of incorporation	000-52692 (Commission File Number)	65-0921319 (IRS Employer Identification No.)

1850 Southeast 17th Street, Suite 300 Ft. Lauderdale, Florida (Address of principal executive offices)	33316 (Zip Code)

(954) 356-8100 Registrant's telephone number, including area code

N/A (Former name or former address, if changed since last report)

Section 1 - Registrant’s Business and Operations

Item 1.01  Entry into a Material Definitive Agreement.

On April 1, 2008, Don Marcos Trading Co. (the “Company”) entered into Stock Purchase Agreements with certain of its officers for the sale to those officers of shares of the Company’s common stock as follows:

Name of Officer	Number of Shares of Common Stock Purchased	Purchase Price Paid
Earl T. Shannon	800,000	$4,000
Steven W. Hudson	800,000	$4,000
Scott W. Bodenweber	800,000	$4,000

Section 3 – Securities and Trading Markets

Item 3.02  Unregistered Sales of Equity Securities

Pursuant to the Stock Purchase Agreements described in Item 1.01, on April 1, 2008, the Company sold an aggregate of 2,400,000 shares of its common stock at a price of $0.005 per share for gross proceeds of $12,000 to three accredited investors.  The Company relied on the exemption from registration relating to offerings that do not involve any public offering pursuant to Section 4(2) under the Act and/or Rule 506 of Regulation D promulgated pursuant thereto.  The Company believes that the investors are “accredited investors” under Rule 501 under Regulation D of the Act and had adequate access to information about the Company.

Section 9 – Financial Statements and Exhibits

Item 9.01 – Financial Statements and Exhibits

(d)           The following exhibits are being furnished herewith:

Exhibit No.	Exhibit Description

10.1	Stock Purchase Agreement with Earl T. Shannon, dated April 1, 2008

10.2	Stock Purchase Agreement with Steven W. Hudson, dated April 1, 2008

10.3	Stock Purchase Agreement with Scott W. Bodenweber, dated April 1, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: April 30, 2008	DON MARCOS TRADING CO.,
a Florida corporation

/s/ Earl T. Shannon
By: Earl T. Shannon
Its: President

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